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                                                                    EXHIBIT 10.8
                                                                     (FORM 10-K)

                          CITIZENS BANKING CORPORATION
                            MANAGEMENT INCENTIVE PLAN


I.       PURPOSE:

         1.       Ensure achievement of strategic goals.
         2.       Strengthen links between pay and performance.
         3.       Align management more closely with shareholder.


II.      ELIGIBILITY:

         Senior Vice Presidents and above and certain other officers based upon corporate responsibility who are not participants in another established incentive plan with payment amounts determined by performance in relation to goal. Awards will be pro-rated based on months served for staff members with less than 12 months of service in a Plan Year. Staff members become eligible to participate in the plan by virtue of promotion or new hire. A staff member who terminates employment before the Plan Year is not eligible to receive an award.


III.     PERFORMANCE  MEASUREMENT FACTORS:

         Individual bonus awards will be based on corporate and individual performance.

         -    *Providing the stock buy back program continues-

         -    Upon reaching 96.5% of EPS, the factor will pay out at 50%.

         -    Upon reaching 98.25% of EPS, the factor will pay out at 75%.

         -    Upon reaching 100% of EPS, the factor will pay out at 100%.

         - Achievement over 100% of plan will result in a factor pay out multiplier prorated at 10% for every 1% by which Earnings Per Share exceeds the Plan Goal with a maximum pay out percent of 150% For example:

         -

                  PERCENT OF TARGET         PAYOUT PERCENT             EPS FACTOR*
                  -----------------         --------------             -----------
                  100%                      100%                       60%
                  101%                      110%             X         60%
                  102%                      120%                       60%

         -    Should the buy back program be discontinued-

         - Net income will be recalculated on a comparable basis and paid out at either 50%, 75%, 100% or more accordingly.

         - Direct Contribution, Key Success Factors and Special Initiatives should be achieved at 100% for pay out and may be multiplied by a performance factor of 100% to 150% at the discretion of the CEO.

         - Special initiatives are defined as producing revenue enhancement or expense reduction.


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IV.      PARTICIPATION RATE:

         The participation rate for individual positions is benchmarked from market data research provided by various surveys and consultants.


V.       AWARD DETERMINATION:

         EXECUTIVE MANAGEMENT

                                         --                                                                      -----
                                         |   60%                        25%                                          |
                                         |                 ---                                                --     |
         Salary Midpoint x               |  EPS            |   Direct Contribution and        Performance      |     |
         Participation Rate x        X   |  Payout      +  |   or Key Success Factor      X   Factor           |     |
         Service Factor                  |  Percent        |     + Special Initiatives        (100% TO 150%)   |     |
                                         |                 |                                                   |     |
                                         |                 ---                                                --     |
                                         |  (96.50%                       15%                                        |
                                         |  TO 150%)                                                                 |
                                         --                                                                      -----

         CBC SENIOR MANAGEMENT

                                         --                                                                      -----
                                         |     60%                        40%                                        |
                                         |                 ---                                                --     |
         Salary Midpoint x               |  EPS            |                                 Performance       |     |
         Participation Rate x        X   |  Payout     +   |   Key Success Factor        X   Factor            |     |
         Service Factor                  |  Percent        |                                  (100% TO 150%)   |     |
                                         |                 ---                                                --     |
                                         |  (96.50%                                                                  |
                                         |  TO 150%)                                                                 |
                                         --                                                                      -----

         The incentive award for the Chairman, President and CEO will be determined by the Compensation and Human Resources Committee of Citizens Banking Corporation Board of Directors.

         A special award fund (Discretionary) equal to 15% of the aggregate incentive award will be available for individual awards as determined by the Chairman, President and CEO. Awards from this fund are made to staff members who are not participants in the Management Incentive Plan.

         Awards for the Discretionary Fund will be made only in recognition of exemplary achievements. Distribution of all available amounts in this fund is not mandatory.


VI.      AWARD LIMITATIONS:

         No awards will be made unless the corporation meets or exceeds 96.5% of the Earnings Per Share Goal (EPS).


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VII.     AWARD PAYMENTS:

         All awards earned under Management Incentive Plan will be paid as soon as practical following approval by the Compensation and Human Resources Committee.


VIII.    ADDITIONAL PROVISIONS:

         The Management Incentive Plan shall be administered by the Compensation and Human Resources Committee of the Corporation.

         Participation in the Management Incentive Plan shall not be construed as giving any employee the right to continued employment with the corporation for the full or for any subsequent period.


IX.      DISCRETIONARY GUIDELINES:

         OBJECTIVES: Recognize and promote exemplary individual performance or initiative.

         ELIGIBLE PARTICIPANTS: All staff members are eligible except staff members who are in established incentive plans with payment amounts determined by performance in relation to established goals.

         NOMINATION PROCESS: Managers would nominate staff member(s) according to established guidelines. They would also obtain concurrence and approval from their respective Direct Report to the CEO.

         MONETARY GUIDELINES: Range of $500 to $3000. Larger amounts could be given in exceptional circumstances.

         GUIDELINES: Discretionary awards should be given in recognition for one or more of the following performance criteria:

             Earnings:

                  -   Expense reduction

                  -   Revenue enhancement

              Innovation:

                  -   Continuous improvement efforts

                  -   Innovative delivery alternatives

                  -   Foresight and planning to prevent crises


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              Achievement:

                  - Unique/specialized skills or knowledge of value to the company, i.e., Key Performers

                  -   Sustained high performance

                  - Exemplary performance during unusual circumstances or specific events

                  - Special projects completed in an exceptional manner or ahead of schedule

                  -   Superior client service